                                                                    EXHIBIT 99.1

            AMERICAN SHARED HOSPITAL SERVICES ANNOUNCES FIRST QUARTER
                13% SALES GROWTH AND 24% OPERATING INCOME GROWTH

        EARNINGS CALL IS SCHEDULED TO TAKE PLACE AT 4:00 PM EASTERN TODAY

SAN FRANCISCO, CA, APRIL 21, 2003 -- AMERICAN SHARED HOSPITAL SERVICES (AMEX,PCX:AMS), the leading provider of Gamma Knife(R) radiosurgery services, announced today financial results for the three months ended March 31, 2003.

For the first quarter of 2003, the Company's revenue rose 13% to $3,669,000 from $3,245,000 in the same period last year. Operating income rose 24% to $727,000 from $588,000 the prior year. For first quarter 2003, net income amounted to $336,000 or $0.07 per share (diluted) compared to net income of $320,000 or $0.06 per share (diluted) for the year earlier quarter.

First quarter 2003 net income growth compared to first quarter 2002 was reduced due to a decrease in income tax benefits recorded in first quarter 2003 ($16,000) compared to first quarter 2002 ($65,000). Income tax benefits resulted from the Company's Chairman and Chief Executive Officer's exercise of previously expensed options to purchase common shares.

Commenting on American Shared Hospital Services' recent results, Craig K. Tagawa, Chief Operating and Financial Officer, said, "First quarter 2003 revenue and operating income growth, 13% and 24% respectively, were driven by a 20% increase in Gamma Knife treatments. Additionally, treatments for centers open more than one year grew 9% in first quarter 2003 compared to first quarter 2002. Income before income taxes increased 25% to $533,000 while net income increased 5% to $336,000. Our net income growth was reduced due to a higher effective income tax rate in first quarter 2003 compared to first quarter 2002. The Company's March 31, 2003 cash balance increased approximately $1,417,000 to $11,341,000. The cash increase was primarily due to the net reimbursement of progress payments of $966,000 on Gamma Knife projects financed in first quarter 2003 and a decrease in accounts receivable of $313,000."

Ernest A. Bates, M.D., Chairman and Chief Executive Officer, said, "We strive to continue double digit revenue growth through the addition of new Gamma Knife units. Our Gamma Knife unit at The Johns Hopkins Hospital commenced service in the last week of first quarter 2003. We anticipate opening Baptist Medical Center in Jacksonville, Florida in second quarter 2003 and Albuquerque Regional Medical Center in Albuquerque, New Mexico in third or fourth quarter 2003. This year, we have signed lease agreements with Albuquerque Regional Medical Center and Northern Westchester Hospital in Mt. Kisco, New York and are in negotiations with additional hospitals. We expect to have 21 Gamma Knife units in operation by the end of third quarter 2004. The success of our Gamma Knife units confirms the value of the Gamma Knife in treating brain disorders."

                                     -more-

American Shared Hospital Services
2003 First Quarter Financial Results

EARNINGS CONFERENCE CALL

American Shared has scheduled its conference call for 4:00 pm Eastern time (1:00 pm Pacific time) today. During the call, Company management will discuss the financial results announced today.

To participate, please call 800/737-1224 at least 10 minutes prior to the start of the call. A live on-demand webcast of the call will be provided by CCBN and posted at www.ashs.com and www.companyboardroom.com.

A replay of the call will be available for 30 days by calling 888/843-8996 and enter pass code 7092071. The replay will also be available at www.ashs.com and www.companyboardroom.com.

AMERICAN SHARED HOSPITAL SERVICES (WWW.ASHS.COM)

American Shared Hospital Services is building a profitable medical services company in an under served niche -- turnkey technology solutions for advanced radiosurgical procedures. The Company's core business is supplying hospitals with the Gamma Knife -- a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain). The Gamma Knife, the gold standard in radiosurgery, reduces surgical risk and patient discomfort, resulting in a shorter hospital stay and lower risk of complications. In most cases, Gamma Knife patients resume their normal activities within a few days of treatment, compared to weeks or months for patients who undergo conventional surgery. More than 200,000 patients worldwide have already received this treatment. American Shared Hospital Services is the world leader in providing Gamma Knife radiosurgery services.

SAFE HARBOR STATEMENT

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services, which involve risks and uncertainties including, but not limited to, the risks of the Gamma Knife business and the risks of developing its IMRT and The Operating Room for the 21st Century(R) programs. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the definitive Proxy Statement for the Annual Meeting of Shareholders held on June 6, 2002.

                                     -more-

American Shared Hospital Services
2003 First Quarter Financial Results

                        AMERICAN SHARED HOSPITAL SERVICES
                             Selected Financial Data
                                   (unaudited)
                           Summary of Operations Data


                                               3 months ended March 31
                                           -------------------------------
                                               2003               2002
                                           ------------       ------------
Revenue                                    $  3,669,000       $  3,245,000
Costs of operations                           1,535,000          1,235,000
                                           ------------       ------------
Gross margin                                  2,134,000          2,010,000
Selling & administrative                        826,000            798,000
Interest expense                                581,000            624,000
                                           ------------       ------------
Operating income                                727,000            588,000

Interest & other income                          44,000             54,000
Minority interest                          ($   238,000)      ($   217,000)
                                           ------------       ------------
Income before income taxes                      533,000            425,000
Income tax expense                              197,000            105,000
                                           ------------       ------------
Net income                                 $    336,000       $    320,000
                                           ============       ============

Earnings per common share:
   Basic                                   $       0.09       $       0.09
                                           ============       ============
   Assuming dilution                       $       0.07       $       0.06
                                           ============       ============

                   Balance Sheet Data

Cash                                       $ 11,341,000       $ 11,041,000
Restricted cash                            $     50,000       $     50,000
Current assets                             $ 14,483,000       $ 14,533,000
Total assets                               $ 46,729,000       $ 42,199,000

Current liabilities                        $  7,110,000       $  5,794,000
Shareholders' equity                       $ 14,467,000       $ 13,638,000


                                   # # # # # #

                  Contact: Ernest A. Bates, M.D., 415-788-5300
                      Chairman and Chief Executive Officer
                                e.bates@ashs.com